UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 24, 2012 (April 24, 2012)

AMSURG CORP.

(Exact Name of Registrant as Specified in Charter)

Tennessee	000-22217	62-1493316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Burton Hills Boulevard
Nashville, Tennessee		37215
(Address of Principal Executive Offices)		(Zip Code)

(615) 665-1283

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition

        On April 24, 2012, AmSurg Corp. issued a press release, the text of which is set forth as Exhibit 99.

Item 7.01.     Regulation FD Disclosure

        On April 24, 2012, AmSurg Corp. issued a press release, the text of which is set forth as Exhibit 99.

Item 8.01.     Other Events

        On April 24, 2012, the Board of Directors of AmSurg Corp. approved a stock repurchase program pursuant to which the Company may purchase up to $40.0 million of its outstanding shares of common stock through November 1, 2013.  The purchases may be made from time to time in open market transactions, privately negotiated transactions, or otherwise (including pursuant to one or more Rule 10b5-1 purchase plans).  The Company intends to fund the purchase price for shares acquired using primarily cash proceeds generated from the exercise of employee stock options, cash generated from its operations and borrowings under its credit facility.  On April 24, 2012, the Company issued a press release, the text of which is set forth as Exhibit 99.

Item 9.01.     Financial Statements and Exhibits

 (c)  99 Press release dated April 24, 2012

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSURG CORP.

By:	/s/ Claire M. Gulmi
Claire M. Gulmi

Executive Vice President and
Chief Financial Officer
(Principal Financial and Duly Authorized Officer)

Date:   April 24, 2012

INDEX TO EXHIBITS

Exhibit
Number	Description

99	Press release dated April 24, 2012